SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 6, 2002
Date of Report

Catapult Communications Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-24701	77-0086010
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

160 South Whisman Road, Mountain View, California 94041
(Address of principal executive offices)

(650) 960-1025
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.                    Acquisition or Disposition of Assets

On August 30, 2002 Catapult Communications Corporation (“Catapult”) completed the acquisition of the network diagnostics business of Tekelec, for an aggregate purchase price of $59,800,000, subject to an adjustment for net working capital pursuant to the terms of Asset Purchase Agreement following the completion of a closing date audit.

The acquisition was made pursuant to an Asset Purchase Agreement entered into between Catapult and Tekelec on July 15, 2002.  The purchase price was determined by an arms’-length negotiation between Catapult and Tekelec, and was funded with cash on hand delivered by Catapult and Catapult’s Irish subsidiary, Catapult Communications International Limited (“CCIL”), and convertible notes issued by CCIL.  The acquired assets were used by Tekelec in its network diagnostics business, and will be used by Catapult in substantially the same manner.

For a more complete description of the terms of the acquisition, please refer to the Asset Purchase Agreement, which is incorporated by reference herein as Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002.

Item 7.                    Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.

Catapult will file financial statements under cover of Form 8-K/A no later than November 13, 2002 (60 days after this Report is required to be filed).

(b)                                 Pro forma financial information.

Catapult will file financial statements under cover of Form 8-K/A no later than November 13, 2002 (60 days after this Report is required to be filed).

(c)                                  Exhibits

Exhibit No.	Description
2.2.1

Asset Purchase Agreement by and between Tekelec and Catapult Communications Corporation dated July 15, 2002 (incorporated by reference to Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2002	Catapult Communications Corporation

	By:	/s/ Chris Stephenson
Chris Stephenson
Vice President and Chief Financial Officer

CATAPULT COMMUNICATIONS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Description
2.2.1

Asset Purchase Agreement by and between Tekelec and Catapult Communications Corporation dated July 15, 2002 (incorporated by reference to Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002).